Exhibit 99.1

Pegasystems Reports YTD 2013 License Revenue Increases 25% Compared to YTD 2012

YTD 2013 Total Revenue increases to $233.6M, driving significant increase in profit;
YTD 2013 GAAP EPS of $0.36 substantially higher than YTD 2012 GAAP EPS of $0.05

CAMBRIDGE, Mass. – August 8, 2013 – Pegasystems Inc. (NASDAQ: PEGA), the leader in Business Process Management (BPM) and a leading provider of Customer Relationship Management (CRM) solutions, today announced financial results for the second quarter and first six months of 2013. Revenue for the second quarter of 2013 increased 12% compared to the second quarter of 2012. Net income for the second quarter of 2013 was $4.7 million, or $0.12 per share, compared to net loss of $2.3 million, or $(0.06) per share, for the second quarter of 2012. Revenue for the first six months of 2013 increased 8% to $233.6 million compared to the first six months of 2012. Net income for the first six months of 2013 was $13.8 million, or $0.36 per share, compared to net income of $1.8 million, or $0.05 per share, for the first six months of 2012.

SELECTED FINANCIAL RESULTS
	Three Months Ended		Six Months Ended
	June 30,		June 30,
($ in '000s)	2013	2012	2013	2012
License revenue	$40,206	$30,999	$83,415	$66,942
Total revenue	$117,315	$105,056	$233,561	$216,223
Income (loss) from operations	$7,053	$(2,684)	$20,004	$3,235
Net income (loss)	$4,703	$(2,267)	$13,772	$1,790
Earnings (loss) per share, basic and diluted	$0.12	$(0.06)	$0.36	$0.05

Business Perspective

“Our software license revenue growth, up 25 percent year to date, is a sign that more global enterprises see Pega as a better way to achieve their strategic business goals,” said Alan Trefler, Founder and CEO of Pegasystems. “This trend was also evident at PegaWORLD 2013 in Orlando in June, where we hosted a record number of clients, partners and prospects, with keynotes from global brands such as Cisco, AIG, and Accenture. Their success stories show that Pega is being used to drive rapid transformational change that boosts operational efficiency, better engages customers, and improves sales and marketing effectiveness. We also previewed our Pega 7 platform, which will change the game by making it faster and easier to create highly scalable BPM, Case Management and CRM solutions. Clients clearly continue to see an agility advantage in our unified platform, and Pega 7 takes this advantage to a whole new level.”

“We were pleased to see improved results and growth across all geographic regions, particularly in Europe. Our global partner ecosystem drove more client implementations in the quarter, and the involvement of our partner organizations continues to steadily increase. During the quarter, we also saw our leadership ranking in CRM continue to improve with the world's largest independent industry analyst firm, citing Pega as the best overall provider for large scale call centers with complex processes. When you combine this with our #1 position in BPM and Case Management, it makes for a powerful combination,” concluded Mr. Trefler.

Pegasystems will host a conference call and live Webcast associated with this announcement at 6:00 p.m. EDT on August 8, 2013. Dial-in information is as follows: 1 (877) 348-9349 (domestic) or 1 (678) 809-1046 (international). To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event's broadcast and click on the Webcast icon in the Investors section. A replay of the call will also be available on www.pega.com in the Investors section Audio Archives link.

Discussion of Non-GAAP Measures
To supplement financial results presented in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”), the Company provides Non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and Non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared both on a GAAP and Non-GAAP basis, and both are approved by our board of directors. In addition and as a consequence of the importance of these measures in managing the business, the Company uses Non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.
The Non-GAAP measures exclude amortization of intangible assets and stock-based compensation. The Company believes that these Non-GAAP measures are helpful in understanding our past financial performance and our anticipated future results. These Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of the Company’s GAAP to Non-GAAP measures is included in the financial schedules at the end of this release.

Forward-Looking Statements
Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “should,” “target,” “forecast,” “could,” “preliminary,” “guidance” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, among others, variation in demand for our products and services and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the ongoing consolidation in the financial services and healthcare markets, reliance on third party relationships, the potential loss of vendor specific objective evidence for our professional services, and management of the Company's growth. Further information regarding these and other factors which could cause the Company's actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company's views as of August 8, 2013. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company's view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company's view as of any date subsequent to August 8, 2013.

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About Pegasystems
Pegasystems revolutionizes how leading organizations optimize customer experience and automate operations. Our patented Build for Change® technology empowers business people to create and evolve their critical business systems. Pegasystems is the recognized leader in business process management and is also ranked as a leader in customer relationship management software by leading industry analysts. For more information, please visit us at www.pega.com.

Press Contacts:
Brian Callahan
Pegasystems Inc.
brian.callahan@pega.com
(617) 866-6364
Twitter: @pega

All trademarks are the property of their respective owners.

The information contained in this press release is not a commitment, promise, or legal obligation to deliver any material, code or functionality. The development, release and timing of any features or functionality described remains at the sole discretion of Pegasystems. Pegasystems specifically disclaims any liability with respect to this information.

Pegasystems Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue:
Software license	$40,206	$30,999	$83,415	$66,942
Maintenance	37,937	34,495	74,259	65,340
Professional services	39,172	39,562	75,887	83,941
Total revenue	117,315	105,056	233,561	216,223
Cost of revenue:
Software license	1,576	1,579	3,159	3,178
Maintenance	3,772	3,718	7,507	7,327
Professional services	32,530	34,690	64,865	71,016
Total cost of revenue (1)	37,878	39,987	75,531	81,521
Gross profit	79,437	65,069	158,030	134,702
Operating expenses:
Selling and marketing	45,346	41,188	84,616	79,583
Research and development	19,761	18,901	39,337	37,905
General and administrative	7,277	7,664	14,073	13,979
Total operating expenses (1)	72,384	67,753	138,026	131,467
Income (loss) from operations	7,053	(2,684)	20,004	3,235
Foreign currency transaction loss	(437)	(841)	(2,327)	(101)
Interest income, net	135	94	253	205
Other (expense) income, net	(94)	263	745	(576)
Income (loss) before provision for income taxes	6,657	(3,168)	18,675	2,763
Provision (benefit) for income taxes	1,954	(901)	4,903	973
Net income (loss)	$4,703	$(2,267)	$13,772	$1,790
Earnings (loss) per share:
Basic and Diluted	$0.12	$(0.06)	$0.36	$0.05
Weighted-average number of common shares outstanding:
Basic	37,949	37,865	37,948	37,812
Diluted	38,749	37,865	38,769	38,931
Dividends per share	$0.03	$0.03	$0.06	$0.06
(1) Includes stock-based compensation as follows:
Cost of revenue	1,014	884	2,187	1,861
Operating expenses	2,267	2,102	4,526	3,977

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP TO NON-GAAP MEASURES (1)
($ in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2013		June 30, 2013

Net Income and Diluted EPS - GAAP basis	$4,703	$0.12	$13,772	$0.36

Adjustment to exclude amortization of intangible assets, net of tax	1,758	0.05	3,467	0.09
Adjustment to exclude stock-based compensation, net of tax	2,079	0.05	4,194	0.10

Net Income and Diluted EPS - Non-GAAP basis	$8,540	$0.22	$21,433	$0.55

Weighted-average common shares - diluted GAAP and Non-GAAP	38,749		38,769

PEGASYSTEMS INC.
FOOTNOTES FOR RECONCILIATON OF
SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(1)
This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures see disclosure under Discussion of Non-GAAP Measures included earlier in this release and below. Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our Non-GAAP operating expenses and net earnings measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Stock-based compensation expenses: We have excluded stock-based compensation expense from our Non-GAAP operating expenses and net earnings measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and that it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

PEGASYSTEMS INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	As of	As of
	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$103,845	$77,525
Marketable securities	69,966	45,460
Total cash, cash equivalents, and marketable securities	173,811	122,985
Trade accounts receivable, net of allowance	94,527	134,066
Deferred income taxes	10,152	10,202
Income taxes receivable	7,726	6,261
Other current assets	6,204	5,496
Total current assets	292,420	279,010
Property and equipment, net	29,262	30,827
Long-term deferred income taxes	49,492	49,292
Long-term other assets	1,712	1,680
Intangible assets, net	52,682	58,232
Goodwill	20,451	20,451
Total assets	$446,019	$439,492
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,911	3,330
Accrued expenses	20,295	15,534
Accrued compensation and related expenses	28,352	40,715
Deferred revenue	98,702	95,546
Total current liabilities	150,260	155,125
Income taxes payable	13,860	13,551
Long-term deferred revenue	20,383	18,719
Other long-term liabilities	17,164	15,618
Total liabilities	201,667	203,013
Stockholders’ equity:	244,352	236,479
Total liabilities and stockholders’ equity	$446,019	$439,492

PEGASYSTEMS INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
	2013	2012
	(in thousands)
Operating activities:
Net income	$13,772	$1,790
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefit from equity awards and deferred income taxes	(1,991)	(2,530)
Depreciation, amortization, and other non-cash items	13,996	12,015
Stock-based compensation expense	6,713	5,838
Change in operating assets and liabilities, and other, net	31,790	(4,586)
Cash provided by operating activities	64,280	12,527
Cash used in investing activities	(26,122)	(12,502)
Cash used in financing activities	(8,678)	(4,717)
Effect of exchange rate changes on cash and cash equivalents	(3,160)	(834)
Net increase (decrease) in cash and cash equivalents	26,320	(5,526)
Cash and cash equivalents, beginning of period	77,525	60,353
Cash and cash equivalents, end of period	$103,845	$54,827